Exhibit (a)

HIPCRICKET, INC.

Condensed Financial Statements (Unaudited)

June 30, 2011 and 2010

HIPCRICKET, INC.

CONDENSED BALANCE SHEETS

JUNE 30, 2011 AND 2010 (Unaudited)

ASSETS

	June 30, 2011	June 30, 2010
CURRENT ASSETS
Cash and cash equivalents	$424,948	$1,173,218
Accounts receivable, net of allowance of $79,135
and $11,371 respectively	2,111,299	829,163
Prepaid expenses and other current assets	163,874	240,836
Deferred costs	168,137	99,197
Total current assets	2,868,258	2,342,414

PROPERTY AND EQUIPMENT, net	53,245	129,821

OTHER ASSETS	80,000	80,000

	$3,001,503	$2,552,235

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$716,943	$293,964
Accrued benefits	1,032,944	271,909
Accrued liabilities	231,613	160,203
Current portion of capital leases	-	5,115
Deferred revenues	812,313	163,422
Convertible notes payable and accrued interest	1,599,767	505,068
Total current liabilities	4,393,580	1,399,681

LONG-TERM LIABILITIES
Other long-term liabilities	57,000	145,615

COMMITMENTS AND CONTINGENCIES (NOTE 3)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock - par value $0.01 per share; 43,000,000
shares authorized; 29,570,273 and 28,734,107 shares
issued and outstanding, respectively	295,704	287,342
Additional paid in capital	30,605,337	29,234,514
Accumulated deficit	(32,350,118)	(28,514,917)
Total stockholders’ equity (deficit)	(1,449,077)	1,006,939

	$3,001,503	$2,552,235

2

HIPCRICKET, INC.

CONDENSED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

REVENUES	$2,788,819	$1,572,640	$4,941,373	$3,106,698

DIRECT COST OF REVENUES	850,574	514,644	1,557,413	1,092,069

GROSS PROFIT	1,938,245	1,057,996	3,383,960	2,014,629

OPERATING EXPENSES
Research and development	563,971	368,511	1,095,085	810,103
Sales and marketing	1,086,427	915,369	2,067,057	1,827,952
General and administrative	909,686	1,013,461	1,809,181	2,057,631
Depreciation	17,005	26,089	34,555	54,239
Total operating expenses	2,577,089	2,323,430	5,005,878	4,749,925

Loss from operations	(638,844)	(1,265,434)	(1,621,918)	(2,735,296)

OTHER INCOME (EXPENSE)
Interest expense	(51,534)	(5,292)	(106,004)	(6,205)
Interest income and other	1,459	(535)	10,968	(75)
Warrant fair value adjustment	-	(30,000)	-	(30,000)
Total other income (expense)	(50,075)	(35,827)	(95,036)	(36,280)

NET LOSS	$(688,919)	$(1,301,261)	$(1,716,954)	$(2,771,576)

3

HIPCRICKET, INC.

CONDENSED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

	Six Month Period Ended
	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,716,954)	$(2,771,576)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation	34,555	54,239
Stock based compensation	388,497	427,183
Amortization of debt discount	20,424
Change in fair value of warrant liability	-	30,000
Loss on disposal of assets	8,055	10,540
Accrued interest on convertible notes payable	84,630	5,068
Changes in assets and liabilities
Accounts receivable	(729,130)	(27,913)
Prepaid expenses and other current assets	(81,058)	(44,636)
Other assets	-	2,119
Accounts payable	340,378	47,485
Accrued liabilities	254,018	39,617
Deferred revenues	716,613	98,478
Other long-term liabilities	(18,750)	(18,275)
	(698,722)	(2,147,671)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,199)	(2,390)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	250,000	500,000
Payments on capital lease obligations	(8,224)	(15,915)
Proceeds from exercises of common stock	25	-
	241,801	484,085

NET DECREASE IN CASH AND CASH EQUIVALENTS	(462,120)	(1,665,976)

CASH AND CASH EQUIVALENTS, beginning of period	887,068	2,839,194

CASH AND CASH EQUIVALENTS, end of period	$424,948	$1,173,218

SUPPLEMENTAL INFORMATION
Conversion of notes payable and accrued interest (see Note 2)	$550,000	$-

4

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Description of Business - Hipcricket, Inc. (“Hipcricket” or “the Company”), a Delaware corporation, is a mobile marketing Company that creates measurable, real-time, one-to-one relationships between advertisers and their consumers and prospects using text messages, multimedia messages, mobile web sites, mobile applications, mobile coupons, quick response codes and a mobile advertising network. The Company markets its services primarily through a direct sales force as well as through other service providers.

The mobile marketing system operates in part using short codes for each unique customer or program. Hipcricket obtains short codes through third parties, which are normally readily available; however, a change in the availability of short codes, an increase in the cost of obtaining short codes, or regulatory change may have an adverse impact on the Company’s business or operating results.

Hipcricket was founded in July 2004 as Hipcricket LLC, a Connecticut limited liability company headquartered in Essex, Connecticut. In July 2005, Hipcricket LLC merged into Hipcricket, Inc. The financial statements include the operations of Hipcricket LLC prior to the merger in 2005. The Company is headquartered in Kirkland, Washington. Hipcricket was previously registered on the London Stock Exchange’s AIM market and in June 2009 the Company’s shareholders approved a resolution and cancelled its listing on the AIM market. This transaction had no effect on the Company’s financial statements.

In August 2011, Augme Technologies, Inc. (“Augme”) and Hipcricket entered into an Amended and Restated Asset Purchase Agreement (the “Amended Agreement”) whereby Augme will acquire all of the assets but none of the liabilities of Hipcricket. The Amended Agreement amends the Asset Purchase Agreement, dated August 3, 2011.  Under the Amended Agreement the purchase price is $42,500,000 subject to positive adjustment equal to the amount by which Hipcricket’s accounts receivable exceed certain specified liabilities to be assumed by Augme plus an earn-out component valued at $27,500.000.  The Amended Agreement decreased the cash portion of the purchase price from $4,000,000 to $3,000,000 and Augme has issued an unsecured promissory note in the principal amount of $1,000,000 to Hipcricket.

Basis of Presentation - The accompanying condensed financial statements are unaudited; however, they include all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial information set forth therein. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2010.

5

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Liquidity and Certain Significant Risks and Uncertainties - The Company continues to be subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key individuals, successful development and marketing of its products and services, competition from substitute products and services and larger companies which have greater financial resources, technical management, marketing resources, and the ability to secure adequate financing to support future growth. If the asset purchase agreement with Augme is not approved by shareholders or does not close as expected; the Company will need to find additional equity or debt financing to execute its business plans and there can be no assurance that such funding will be available on reasonable terms, if at all.

The financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of the Company’s assets and the discharging of liabilities in the normal course of business for the foreseeable future. The Company’s ability to continue as a going concern is dependent on the Company’s ability to successfully close the pending transaction with Augme Technologies, Inc., which if it is not successful will need to raise additional capital to adequately sustain the operations of the business and maintain its obligations as well as potentially reduce operating expenses and investments in the product and market development. The financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Concentrations – During the three months ended June 30, 2011 one customer made up approximately 21% of the Company’s revenues, and that same customer made up 17% of the Company’s total revenues for the six months ended June 30, 2011.  No customer made up more than 10% of the Company’s revenues during the three and six months ended June 30, 2010.

Revenue Recognition - The Company generates revenue from implementing customers on the Hipcricket system and providing monthly support and service to those customers. The Company’s revenue transactions include sales of mobile marketing services primarily to broadcasters and brand companies. The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee is fixed or determinable, and collectability is probable.

The Company recognizes revenue in accordance with U.S. GAAP which states that a software element is only present in a hosting arrangement if the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software. The Company’s hosting arrangements do not provide the customer the contractual right to take possession of the software during the hosting period; accordingly, the hosting arrangements are considered service contracts. Revenue from hosting arrangements is recognized ratably over the life of the contracts. Implementation services provided to customers on hosting arrangements and initial setup fees are deferred and amortized ratably over the life of the contracts when all other revenue recognition criteria are met.

6

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 1 - Description of Operations and Summary of Significant Accounting Policies (continued)

The Company’s arrangements may involve multiple elements including consulting, implementation, training, and maintenance. Hipcricket recognizes revenue for arrangements with multiple elements in accordance with ASC 605-25, Multiple Element Arrangements. Consulting services and training revenues are accounted for separately from other elements when these services have value to the customer on a standalone basis and there is objective and reliable evidence of fair value of each deliverable. When accounted for separately, revenues are recognized as the services are rendered. The majority of consulting service contracts are on a fixed fee basis. Training revenues are recognized after the services are performed. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative fair values, as determined by the price of the undelivered items when sold separately.

Note 2 - Notes Payable

The Company has notes payable due to third parties at June 30, 2011, as follows:

Convertible Note Payable to a related party, due in one balloon payment in July 2011, including interest, which accrues at a rate of 10% per annum.	$750,000

Convertible Note Payable to third party, due in one balloon payment in December 2011, including interest, which accrues at a rate of 10% per annum.	500,000

Convertible Note Payable to third party, due in one balloon payment in May 2012, including interest, which accrues at a rate of 10% per annum.	250,000

Convertible notes payable principal balance	1,500,000

Accrued interest	99,767

$1,599,767

During 2010 the Company entered into three separate convertible promissory notes with an aggregate value of $1,750,000, and an additional convertible promissory note in May 2011 amounting to $250,000.

The notes call for interest to accrue at a rate of 10% with balloon payments due between May 2011 and May 2012. The notes give the holders the option to convert the entire principal amount and any accrued interest into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $3,000,000. The notes further state that if a next equity round does not occur prior to the maturity date of the note, then the holder has the option to convert the entire principal amount and any accrued interest such that for each $1.00 so converted, the holder shall receive one share of the Company’s common stock and a warrant to purchase one additional share of common stock with an exercise price of $0.01 per share for an exercise period of seven years.

7

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 2 - Notes Payable (continued)

During May 2011 $500,000 of outstanding principal plus $50,000 of accrued interest was converted in to 550,000 shares of common stock.  In addition, upon conversion the holder received a warrant to purchase 550,000 shares of additional common stock for $0.01 per share. Subsequent to June 30, 2011, the conversion $825,000 of principal and accrued interest was converted into 825,000 shares of common stock and warrants to purchase an additional 825,000 shares of common stock.

In connection with the convertible promissory notes issued in fiscal year 2010, the Company issued warrants for the purchase of common stock to third parties. The warrants provide the holders the right to purchase 1,875,000 shares of common stock at a price of $0.04 per share for an exercise period of seven years. The Company calculated the fair value of the warrants issued to be $20,424 using the Black-Scholes option pricing model which was recorded as a credit to additional paid in capital.

Note 3 - Commitments and Contingencies

Contingencies - In the normal course of business, legal claims and other contingent matters may arise.

In December 2008, the Company received a letter from TeleCommunication Systems, Inc (“TCS”) alleging patent infringement related to wireless messaging. The Company understands that TCS sent out similar letters to dozens of companies in wireless related businesses, including some customers of the Company who have requested that the Company indemnify them from any such claims. The Company has done so on a limited basis. The letter requests substantial licensing fees. The Company has not offered to pay anything to TCS and TCS has not taken any legal action against the Company. If TCS does initiate action, the Company intends to vigorously defend this matter based on the facts currently known to it. Due to the inherent uncertainties related to this matter, the Company cannot make any assurances regarding the outcome. No liability has been recorded at December 31, 2010 or 2009.

Between June 2010 and March 2011, four Hipcricket clients received infringement notices from Helferich Patent Licensing, LLC (“HPL”) involving multiple patents. These clients have in turn sought indemnity from Hipcricket against HPL’s claims.HPL has asserted similar infringement claims against multiple companies, and filed suit on these claims against the New York Times in case number 1:10-cv-04387 in the Federal District Court in the Northern District of Illinois. The New York Times sought ex parte re-examination of the patents, which is under way. Due to the re-examination, the Court stayed the lawsuit.

Hipcricket and its clients are awaiting the outcome of the re-examination and the lawsuit. However, all four clients have acknowledged to Hipcricket that Hipcricket’s work with the clients only represents a portion of the alleged infringing activities by the clients. In addition, in response to inquiry from Hipcricket’s counsel, Helferich’s counsel stated in an August 31, 2010 e-mail “To our understanding (based on the facts set forth in HPL’s referenced letters), HPL has not and does not assert that Hipcricket infringes any of HPL’s patents.” However, the Company cannot provide any assurances regarding the outcome of the matter.

8

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

Hipcricket, Inc.

We have audited the accompanying balance sheets of Hipcricket, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hipcricket, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 1, the Company has signed an asset purchase agreement with Augme Technologies, Inc.

Seattle, Washington

August 5, 2011

1

HIPCRICKET, INC.

BALANCE SHEETS

DECEMBER 31, 2010 AND 2009

ASSETS

	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$887,068	$2,839,194
Accounts receivable, net of allowance of $60,655 and $18,245, respectively	1,382,169	801,250
Prepaid expenses and other current assets	234,659	255,715
Deferred costs	16,294	39,682
Total current assets	2,520,190	3,935,841

PROPERTY AND EQUIPMENT, net	90,658	192,209

OTHER ASSETS	80,000	82,119

	$2,690,848	$4,210,169

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$376,565	$246,480
Accrued benefits	712,538	200,180
Accrued liabilities	298,001	192,315
Current portion of capital leases	5,315	9,777
Deferred revenues	95,700	64,944
Convertible notes payable and accrued interest	1,794,713	-
Total current liabilities	3,282,832	713,696

LONG-TERM LIABILITIES
Capital leases, net of current portion	2,909	16,870
Other long-term liabilities	75,750	158,273
Total long-term liabilities	78,659	175,143

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock - par value $0.01 per share; 43,000,000 shares authorized; 29,017,773 and 28,734,107 shares issued and outstanding, respectively	290,179	287,342
Additional paid in capital	29,672,340	28,777,331
Accumulated deficit	(30,633,162)	(25,743,343)
Total stockholders’ equity (deficit)	(670,643)	3,321,330

	$2,690,848	$4,210,169

See accompanying notes.	2

HIPCRICKET, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

REVENUES	$6,958,353	$5,416,997

DIRECT COST OF REVENUES	2,438,844	2,894,622

GROSS PROFIT	4,519,509	2,522,375

OPERATING EXPENSES
Research and development	1,831,543	1,254,182
Sales and marketing	3,387,093	3,820,437
General and administrative	4,024,451	4,081,008
Depreciation	99,684	104,941
Total operating expenses	9,342,771	9,260,568

Loss from operations	(4,823,262)	(6,738,193)

OTHER INCOME (EXPENSE)
Interest expense	(66,646)	(2,798)
Interest income and other, net	89	360
Total other income (expense)	(66,557)	(2,438)

NET LOSS	$(4,889,819)	$(6,740,631)

See accompanying notes.	3

HIPCRICKET, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2010 AND 2009

					Total
			Additional		Stockholders’
	Common Stock		Paid In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, December 31, 2008	28,734,107	$ 287,342	$ 27,754,836	$ (19,002,712)	$ 9,039,466

Stock based compensation	-	-	1,022,495	-	1,022,495

Net loss	-	-	-	(6,740,631)	(6,740,631)

BALANCE, December 31, 2009	28,734,107	287,342	28,777,331	(25,743,343)	3,321,330

Exercise of stock options and common stock issuance	283,666	2,837	8,510	-	11,347

Issuance of common stock warrants	-	-	20,424	-	20,424

Stock based compensation	-	-	866,075	-	866,075

Net loss	-	-	-	(4,889,819)	(4,889,819)

BALANCE, December 31, 2010	29,017,773	$ 290,179	$ 29,672,340	$ (30,633,162)	$ (670,643)

See accompanying notes.	4

HIPCRICKET, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,889,819)	$(6,740,631)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	99,684	104,941
Stock based compensation	866,075	1,022,495
Loss on disposal of assets	1,908	6,115
Accrued interest on convertible notes payable	65,137	-
Changes in assets and liabilities
Accounts receivable	(580,919)	(96,565)
Prepaid expenses and other current assets	44,444	289,719
Other assets	2,119	-
Accounts payable	130,085	(75,902)
Accrued liabilities	618,044	(47,206)
Deferred revenues	30,756	(84,091)
Other long-term liabilities	(82,523)	158,273
	(3,695,009)	(5,462,852)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	11,210	1,250
Purchases of property and equipment	(11,251)	(10,081)
	(41)	(8,831)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	1,750,000	-
Payments on capital lease obligations	(18,423)	(8,952)
Proceeds from exercises of stock options	11,347	-
	1,742,924	(8,952)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,952,126)	(5,480,635)

CASH AND CASH EQUIVALENTS, beginning of year	2,839,194	8,319,829

CASH AND CASH EQUIVALENTS, end of year	$887,068	$2,839,194

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,657	$2,862
Warrants issued in connection with notes payable	$20,424	$-

See accompanying notes.	5

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Description of Business - Hipcricket, Inc. (“Hipcricket” or “the Company”), a Delaware corporation, is a mobile marketing Company that creates measurable, real-time, one-to-one relationships between advertisers and their consumers and prospects using text messages, multimedia messages, mobile web sites, mobile applications, mobile coupons, quick response codes and a mobile advertising network. The Company markets its services primarily through a direct sales force as well as through other service providers.

The mobile marketing system operates in part using short codes for each unique customer or program. Hipcricket obtains short codes through third parties, which are normally readily available; however, a change in the availability of short codes, an increase in the cost of obtaining short codes, or regulatory change may have an adverse impact on the Company’s business or operating results.

Hipcricket was founded in July 2004 as Hipcricket LLC, a Connecticut limited liability company headquartered in Essex, Connecticut. In July 2005, Hipcricket LLC merged into Hipcricket, Inc. The financial statements include the operations of Hipcricket LLC prior to the merger in 2005. The Company is headquartered in Kirkland, Washington. Hipcricket was previously registered on the London Stock Exchange’s AIM market and in June 2009 the Company’s shareholders approved a resolution and cancelled its listing on the AIM market. This transaction had no effect on the Company’s financial statements.

On August 3, 2011, the Company signed an asset purchase agreement with Augme Technologies Inc. (“Augme”) whereby Augme will acquire all of the assets but none of the liabilities of Hipcricket for a purchase price valued at $42.5 million plus an earn-out component valued at $27.5 million. The consideration will be made up of $6.0 million of cash and the remainder consisting of Augme common stock. The asset purchase agreement is subject to approval by the shareholders of Hipcricket.

Liquidity and Certain Significant Risks and Uncertainties - The Company continues to be subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key individuals, successful development and marketing of its products and services, competition from substitute products and services and larger companies which have greater financial recourses, technical management, marketing recourses, and the ability to secure adequate financing to support future growth. If the asset purchase agreement with Augme is not approved by shareholders or does not close as expected; the Company will need to find additional equity or debt financing to execute its business plans and there can be no assurance that such funding will be available on reasonable terms, if at all.

The financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of the Company’s assets and the discharging of liabilities in the normal course of business for the foreseeable future. The Company’s ability to continue as a going concern is dependent on the Company’s ability to successfully close the pending transaction with Augme Technologies, Inc., which if it is not successful will need to raise additional capital to adequately sustain the operations of the business and maintain its obligations as well as potentially reduce operating expenses and investments in the product and market development. The financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

6

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

Accounting Principles - The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses during the reporting periods. Estimates are used for revenue recognition, customer life cycles, loss contingencies, reserves for doubtful accounts, and valuation allowance on deferred tax assets. Actual results and outcomes may differ from management’s estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits.

Concentration of Credit Risk - The Company extends credit to customers and therefore is subject to credit risk. The Company performs ongoing evaluations of its significant customers’ financial position, and generally extends credit on account, without collateral. Two significant customers represented 25% of accounts receivable at December 31, 2010.

Accounts Receivable - The Company reports accounts receivable at net realizable value. The Company’s terms of sale provide the basis for when accounts become delinquent or past due. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company determines the estimate based on historical collection experience and a review of the current status of the receivables. During the years ended December 31, 2010 and 2009, $52,878 and $120,105, respectively, were written off as uncollectible.

Fair Value Measurements - At December 31, 2010 and 2009, the Company had the following financial instruments: cash equivalents, accounts receivable, prepaid expenses, other assets, accounts payable, and accrued liabilities. The carrying value of these instruments approximates their estimated fair values due to their short-term nature.

Property and Equipment - Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the assets, ranging from one to seven years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the improvements. The cost of normal maintenance and repairs is charged to expense as incurred and expenditures for major improvements are capitalized at cost. Gains or losses on the disposition of assets are reflected in earnings at the time of disposal.

Internally Developed Software - The Company follows the guidance set forth in Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software, in accounting for the development of its software application service. Additionally, the Company follows the guidance in ASC 350-40 for costs incurred for software developed for internal use which requires companies to capitalize qualifying development costs incurred during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. The Company amortizes these capitalized development costs on a straight line basis over the estimated useful life of the software. No costs were capitalized during the years ended December 31, 2010 or 2009.

7

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

Research and Development - Research and development expenses include payroll, employee benefits, and other headcount-related costs associated with product development. The Company has determined that technological feasibility for its software product is reached shortly before the product is released to customers. Costs incurred after technological feasibility is established are minimal and are included within the statement of operations as research and development costs when incurred.

Deferred Implementation Costs - The Company capitalizes the cost of implementation services provided to customers for its hosting arrangements. Implementation costs are amortized ratably over the life of the customer’s contract, which is typically one year and are recorded within direct cost of revenue within the statement of operations.

Other Assets - Other assets consist of a long-term lease deposit on the headquarters in Kirkland, Washington.

Revenue Recognition - The Company generates revenue from implementing customers on the Hipcricket system and providing monthly support and service to those customers. The Company’s revenue transactions include sales of mobile marketing services primarily to broadcasters and brand companies. The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee is fixed or determinable, and collectability is probable.

The Company recognizes revenue in accordance with U.S. GAAP which states that a software element is only present in a hosting arrangement if the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software. The Company’s hosting arrangements do not provide the customer the contractual right to take possession of the software during the hosting period; accordingly, the hosting arrangements are considered service contracts. Revenue from hosting arrangements is recognized ratably over the life of the contracts. Implementation services provided to customers on hosting arrangements and initial setup fees are deferred and amortized ratably over the life of the contracts when all other revenue recognition criteria are met.

The Company’s arrangements may involve multiple elements including consulting, implementation, training, and maintenance. Hipcricket recognizes revenue for arrangements with multiple elements in accordance with ASC 605-25, Multiple Element Arrangements. Consulting services and training revenues are accounted for separately from other elements when these services have value to the customer on a standalone basis and there is objective and reliable evidence of fair value of each deliverable. When accounted for separately, revenues are recognized as the services are rendered. The majority of consulting service contracts are on a fixed fee basis. Training revenues are recognized after the services are performed. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative fair values, as determined by the price of the undelivered items when sold separately.

8

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

Sales and Marketing - Sales and marketing expenses include payroll, employee benefits, and other headcount-related costs associated with sales and marketing personnel, and advertising, promotions, tradeshows, seminars, and other marketing-related programs. Advertising costs are expensed as incurred. Advertising expense was $17,430 and $16,245 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes - Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. The Company will establish a valuation allowance for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain.

The Company adheres to the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Income Taxes, related to accounting for uncertain tax positions. The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense if incurred. See Note 6 for additional details.

The Company is required to estimate its potential tax obligations and claims in each of the jurisdictions in which it operates as part of the process of preparing its financial statements. Significant judgment is required in evaluating its tax positions and in determining its provision for income taxes and accruals for income and other tax exposures such as sales taxes. The Company has established a valuation allowance to reduce deferred tax assets as the Company believes it is more likely than not that it will generate sufficient taxable income to allow for the realization of its deferred net tax assets in the foreseeable future.

Stock-Based Compensation - Stock-based compensation expense related to stock options granted is based on the estimated fair value of the stock option on the date of grant and then recognized on a straight-line basis over the vesting period.

New Accounting Standards - In September 2009, the Financial Accounting Standards Board (“FASB”) amended the ASC as summarized in Accounting Standards Update (ASU) 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. As summarized in ASU 2009-14, ASC 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product’s essential functionality. The accounting changes summarized in ASU 2009-14 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application. The Company has elected not to early adopt. This new guidance is not expected to be material to the Company’s financial position or results from operations.

9

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

In September 2009 the FASB amended ASC Topic 605. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence (VSOE) or third-party evidence of selling price, and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-13 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application. The Company has not early adopted this new guidance. This new guidance is not expected to be material to the Company’s financial position or results from operations.

Subsequent Events - Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued. The Company has evaluated subsequent events through August 5, 2011, which is the date the financial statements were made available for issuance.

Note 2 - Property and Equipment

A summary of property and equipment is as follows at December 31:

	2010	2009

Computer and office equipment	$261,603	$294,485
Leasehold improvements	114,393	113,283
Property and equipment	375,996	407,768
Less: Accumulated depreciation	(285,338)	(215,559)

Property and equipment, net	$90,658	$192,209

Depreciation expense was $99,684 and $104,941 for the years ended December 31, 2010 and 2009, respectively.

10

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 3 - Convertible Notes Payable

The Company has convertible notes payable at December 31, 2010, as follows:

Convertible note payable to a third party, due in one balloon payment in May 2011, including interest, which accrues at a rate of 10% per annum.	$500,000

Convertible note payable to a third party, due in one balloon payment in July 2011, including interest, which accrues at a rate of 10% per annum.	750,000

Convertible note payable to third party, due in one balloon payment in December 2011, including interest, which accrues at a rate of 10% per annum.	500,000

Convertible notes payable principal balance	1,750,000

Less unamortized discount	(20,424)

Accrued interest	65,137

$1,794,713

During 2010 the Company entered into three separate convertible promissory notes with an aggregate value of $1,750,000,. The notes call for interest to accrue at a rate of 10% with balloon payments due between May and December 2011. The notes give the holders the option to convert the entire principal amount and any accrued interest into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $3,000,000. The notes further state that if a next equity round does not occur prior to the maturity date of the note, then the holder has the option to convert the entire principal amount and any accrued interest such that for each $1.00 so converted, the holder shall receive one share of the Company’s common stock and a warrant to purchase one additional share of common stock with an exercise price of $0.01 per share for an exercise period of seven years.

Subsequent to year end, all outstanding principal and accrued interest under the first two notes were converted into 1,375,000 shares of common stock and warrants to purchase 1,375,000 shares of common stock as set forth above.

In connection with the convertible promissory notes, the Company issued warrants for the purchase of common stock. The warrants provide the holders the right to purchase 1,875,000 shares of common stock at a price of $0.04 per share for an exercise period of seven years. The Company calculated the fair value of the warrants issued to be $20,424 using the Black-Scholes option pricing model which was recorded as a credit to additional paid in capital.

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 4 - Stockholders’ Equity

Common Stock - At December 31, 2010 and 2009, 29,017,773 and 28,734,107 shares of common stock were issued and outstanding, respectively. At December 31, 2010 and 2009, the Company is authorized to issue 43,000,000 shares of common stock with a par value of $0.01.

In connection with the convertible promissory notes, the Company issued warrant agreements for the purchase of common stock.  See Note 3.

Note 5 - Stock Options

In March 2007, the stockholders adopted and approved the 2007 Equity Incentive Plan (the “Plan”), which provides for the issuance of nonqualified and incentive stock options to acquire shares of common stock to employees, non-employees and consultants. This plan was amended in November 2007 and 4,900,000 shares of common stock are reserved to be issued under the Plan. Options granted under the Plan are exercisable at such times and under such conditions as determined by the Board of Directors, but the term of the options and the right of exercise may not exceed ten years from the date of grant. The stock options typically vest 25% after the first year and ratably over the following 36 months.

The following table summarizes stock option activity for the years ended December 31, 2010 and 2009:

		Weighted
		Average	Options
	Options	Exercise	Available
	Outstanding	Price	for Grant

Outstanding at December 31, 2008	3,011,606	$3.21	1,888,394
Options granted	-		-
Options forfeited or cancelled	(374,940)	$3.02	374,940
Options exercised	-		-

Outstanding at December 31, 2009	2,636,666	$3.18	2,263,334
Options granted	2,417,500	$0.06	(2,417,500)
Options forfeited or cancelled	(410,500)	$4.06	410,500
Options exercised	(286,166)	$0.04	286,166

Outstanding at December 31, 2010	4,357,500	$0.06	542,500

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 5 - Stock Options  (Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2010:

		Weighted
		Average		Weighted
		Remaining		Average
	Number	Contractual	Number	Exercise
Exercise Price	Outstanding	Life (Years)	Exercisable	Price

$0.04	2,145,000	1.8	1,179,750	$0.04
$0.075	2,212,500	3.0	-	$0.08

	4,357,500	2.4	1,179,750	$0.06

Vested and expected to vest	3,921,750

The weighted-average grant-date fair value of options granted during the year ended December 31, 2010 was $0.06 per share. Total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan was approximately $839,000 at December 31, 2010 and $963,000 at December 31, 2009. Those costs are expected to be recognized over periods of three and four years, respectively. Option expense for the years ended December 31, 2010 and 2009, was $866,075 and $1,022,495, respectively.

Share-based compensation expense recognized in the Company’s statement of operations is as follows:

	2010	2009

Research and development	$81,457	$107,506
Sales and marketing	115,152	226,850
General and administrative	669,466	688,139

	$866,075	$1,022,495

The Company estimates the value of its stock options using the calculated value on the grant date, based on the Black-Scholes option pricing model. The estimated fair value of stock options granted during 2010 was determined using the following assumptions; there were no options granted during 2009:

Dividend yield	0%
Risk-free interest rate	1.65%
Volatility	65%
Expected life	4 years

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 5 - Stock Options  (Continued)

The Company has not declared any dividends and does not expect to do so in the near future. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities for maturities with an approximately equivalent term. The expected volatility for options issued subsequent to January 1, 2006 was based on the annualized historical volatility for comparable companies within the Company’s industry. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding.

As required under ASC 718, stock-based compensation expense is recognized over the service period, net of estimated forfeitures. Forfeiture estimates are based on historical data and estimates of future forfeitures. To the extent actual results or revised estimates differ from the estimates used; such amounts will be recorded as a cumulative adjustment in the period that the estimates are revised.

Note 6 - Income Taxes

As of December 31, 2010 and 2009, the Company had federal net operating loss carryforwards of $25,666,797 and $21,661,465, respectively, which may be subject to IRS Section 382 limitations. The Company has not conducted a study to measure the potential limitations of the Company’s net operating loss carryforwards. The Company’s net operating losses begin to expire in 2025. The Company has research credit carryforwards for federal tax purposes of approximately $239,304 and $160,217 at December 31, 2010 and 2009, respectively, which begin to expire in 2026.

A valuation allowance in the full amount of the net deferred tax asset balance has been established as there is sufficient uncertainty regarding the ability to realize the full amount of the deferred tax asset in the future. The net increase in the valuation allowance during the years ended December 31, 2010 and 2009 was $1,521,695 and $2,208,586, respectively. As a result of this full valuation allowance, deferred tax expense was zero for the years ended December 31, 2010 and 2009. The Company’s effective income tax rates for the periods presented differ from the statutory rate of 34% due primarily to the change in the deferred tax asset valuation allowance.

Note 7 - Commitments and Contingencies

Lease Commitments - At December 31, 2010, the Company has a noncancelable operating lease for corporate facilities in Kirkland, Washington. The lease expires in December 2011. The Company also has a sales office in New York, New York and the lease for the office expired in February 2011.

Rent expense under the noncancelable operating leases totaled $433,266 and $414,478 for the years ended December 31, 2010 and 2009, respectively. Future minimum rental payments required under the noncancelable operating leases amount to $282,142 in 2011.

Contingencies - In the normal course of business, legal claims and other contingent matters may arise.

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 7 - Commitments and Contingencies  (Continued)

In December 2008, the Company received a letter from TeleCommunication Systems, Inc (“TCS”) alleging patent infringement related to wireless messaging. The Company understands that TCS sent out similar letters to dozens of companies in wireless related businesses, including some customers of the Company who have requested that the Company indemnify them from any such claims. The Company has done so on a limited basis. The letter requests substantial licensing fees. The Company has not offered to pay anything to TCS and TCS has not taken any legal action against the Company. If TCS does initiate action, the Company intends to vigorously defend this matter based on the facts currently known to it. Due to the inherent uncertainties related to this matter, the Company cannot make any assurances regarding the outcome. No liability has been recorded at December 31, 2010 or 2009.

Between June 2010 and March 2011, four Hipcricket clients received infringement notices from Helferich Patent Licensing, LLC (“HPL”) involving multiple patents. These clients have in turn sought indemnity from Hipcricket against HPL’s claims.

HPL has asserted similar infringement claims against multiple companies, and filed suit on these claims against the New York Times in case number 1:10-cv-04387 in the Federal District Court in the Northern District of Illinois. The New York Times sought ex parte re-examination of the patents, which is under way. Due to the re-examination, the Court stayed the lawsuit.

Hipcricket and its clients are awaiting the outcome of the re-examination and the lawsuit. However, all four clients have acknowledged to Hipcricket that Hipcricket’s work with the clients only represents a portion of the alleged infringing activities by the clients. In addition, in response to inquiry from Hipcricket’s counsel, Helferich’s counsel stated in an August 31, 2010 e-mail “To our understanding (based on the facts set forth in HPL’s referenced letters), HPL has not and does not assert that Hipcricket infringes any of HPL’s patents.” However, the Company cannot provide any assurances regarding the outcome of the matter.